USA Truck Announces New CEO

VAN BUREN, ARKANSAS    February 18, 2013

USA Truck, Inc. (NASDAQ: USAK) announced today that John Simone has been appointed President and Chief Executive Officer and has joined the Company’s Board of Directors.  Former CEO Cliff Beckham has returned to his previous role as the Company’s Executive Vice President and Chief Financial Officer, which he previously held from 2002 to 2007.  Both changes are effective immediately.

Mr. Simone has over 30 years of operational and management experience in the transportation industry with leading companies that include UPS, Ryder, and Greatwide Logistics.  Most recently, he was the CEO of LinkAmerica where he led a successful operational turnaround.

Mr. Simone commented:  “USA Truck has a strong foundation to build upon, including a relatively new fleet, dedicated employees, modern technology, and significant balance sheet strength and liquidity.  I was attracted to the situation because of these resources and because of the strong commitment to teamwork I sensed from the Board of Directors and the executive team.  Our team will be dedicated to achieving operational excellence in our execution with the goals of superior customer service, efficiency in all functions, and full support for our drivers.  We expect improved operational execution and enhanced financial management to generate value for stockholders, employees, and other stakeholders.”

Mr. Beckham commented:  “I welcome John to the CEO role at USA Truck.  We have terrific people and a great opportunity in the truckload market.  We have been searching for someone with the right mix of operations, marketing, and leadership skills to take the company to the next level of performance.  I am excited to return to my historical role as CFO and provide strong financial, cost-control, and management support to John and the rest of the team.  We are unified in our commitment to restoring USA Truck to industry-leading performance.”

Commenting on the changes to the management team, Robert A. Peiser, Chairman of the Board, stated: “We have been taking many steps toward improving USA Truck's operating and financial performance.  Hiring John Simone as our new CEO is an important next step that we expect to accelerate the process.  He has deep experience in trucking operations and is a proven leader of people in all functional areas and at all levels.  We are excited that he shares our belief in the future of the Company and will be dedicated to building on our momentum.

"We are also very excited that Cliff Beckham has agreed to return to the CFO position.  Cliff's deep-seated commitment to the Company and his proven financial expertise in this position made this reorganization a natural decision that we all believe is in the very best interests of the Company and its stockholders.  I look forward to working with John, Cliff, the rest of the management team and our Board in restoring USA Truck to the levels of profitability it has achieved in the past.”

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a dry van truckload carrier transporting general commodities via our General Freight and Dedicated Freight service offerings.  We transport commodities throughout the continental United States and into and out of portions of Canada.  We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal operating segments provide customized transportation solutions using our technology and multiple modes of transportation including our assets and the assets of our partner carriers.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “News Releases” tab of the “Investors” menu.

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Contact: CLIFF BECKHAM, Chief Financial Officer, at 479-471-2633 or cliff.beckham@usa-truck.com